Exhibit 99.1

OfficeMax
263 Shuman Blvd
Naperville, IL 60563

News Release

Media Contact	Investor Contacts
Bill Bonner	Mike Steele	Tony Giuliano
630 864 6066	630 864 6826	630 864 6820

OFFICEMAX REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS

NAPERVILLE, Ill., July 30, 2009 — OfficeMax® Incorporated (NYSE: OMX) today announced the results for its second quarter ended June 27, 2009.  Total sales were $1,657.9 million in the second quarter of 2009, a decline of 16.5% from the second quarter of 2008.  For the second quarter of 2009, OfficeMax reported a net loss available to OfficeMax common shareholders of $17.7 million, or $0.23 per diluted share.

Sam Duncan, Chairman and CEO of OfficeMax, said, “Our ongoing efforts to streamline the business and enhance the company’s financial position significantly helped our performance in the second quarter.  While we recognize the continued decline in the macro economy is masking achievements in our core business, we remain committed to conserving capital, reducing expenses and operating efficiently.  At the same time, we continue to focus on initiatives that differentiate OfficeMax and position the company for longer-term growth.”

Summary Consolidated Results

(in millions, except per-share amounts)	2Q 09	2Q 08	YTD 09	YTD 08
Sales	$1,657.9	$1,984.6	$3,569.6	$4,287.6
Sales growth (over prior year period)	-16.5%		-16.7%
Operating loss/income	$(27.5)	$(902.5)	$0.1	$(823.9)
Adjusted operating income	$0.8	$39.9	$38.3	$122.7
Adjusted operating income margin	0.1%	2.0%	1.1%	2.9%
Adjusted diluted loss/income per common share	$(0.04)	$0.24	$0.19	$0.92
Cash and cash equivalents	$295.8	$155.9
Available (unused) borrowing capacity	$499.1	$614.5

The company has calculated adjusted income and earnings per share which are non-GAAP financial measures that exclude the effect of certain charges and income described in footnotes to the accompanying financial statements.  A reconciliation to the company’s GAAP financial results is included in this press release.

Results for the second quarter of 2009 and 2008 included certain charges and income that are not considered indicative of core operating activities.  Second quarter 2009 results included a $21.3 million pre-tax charge primarily related to Retail store closures; a $6.9 million pre-tax severance charge recorded in the Contract segment related principally to U.S. and Canadian sales force reorganizations; and a pre-tax benefit of $4.4 million recorded as interest income related to a tax escrow balance established in a prior period in connection with our legacy Voyageur Panel business sold in 2004.  Second quarter 2008 results included a $935.3 million non-cash charge (pre-tax) recorded in the Contract and Retail segments related to the impairment of goodwill and intangible assets; a $10.2 million pre-tax charge recorded in the Retail segment related to employee severance from the reorganization of Retail store management; and a $3.1 million gain recorded in the Corporate and Other segment related to the sold legacy Voyageur Panel business.

Excluding the items described above, adjusted operating income in the second quarter of 2009 was $0.8 million, or 0.1% of sales, compared to adjusted operating income of $39.9 million, or 2.0% of sales in the second quarter of 2008.  Adjusted net loss available to OfficeMax common shareholders in the second quarter of 2009 was $3.1 million, or $0.04 per diluted share.  This compares to adjusted net income available to OfficeMax common shareholders of $18.3 million, or $0.24 per diluted share, in the second quarter of 2008.

Contract Segment Results

(in millions)	2Q 09	2Q 08	YTD 09	YTD 08
Sales	$881.7	$1,111.9	$1,809.3	$2,307.0
Sales growth (over prior year period)	-20.7%		-21.6%
Gross profit margin	20.6%	21.7%	20.8%	22.3%
Adjusted operating income margin	1.4%	4.2%	1.9%	4.7%

OfficeMax Contract segment sales decreased 20.7% (16.1% after adjusting for the foreign currency exchange impact) to $881.7 million in the second quarter of 2009 compared to the second quarter of 2008, reflecting a U.S. Contract operations sales decline of 18.3%, and an International Contract operations sales decline of 26.3% in U.S. dollars (a sales decrease of 11.2% in local currencies).  The U.S. Contract sales decline in the second quarter primarily reflects weaker sales from existing corporate accounts.

Contract segment gross margin decreased to 20.6% in the second quarter of 2009 from 21.7% in the second quarter of 2008, primarily due to softer market conditions and a sales mix shift to a higher percentage of lower-margin, on-contract items.  Contract segment operating, selling & administrative expense as a percentage of sales increased to 19.2% in the second quarter of 2009 from 17.5% in the second quarter of 2008, primarily due to deleveraging of fixed operating expenses from lower sales.  Contract segment operating income was $5.5 million in the second quarter of 2009 compared to an operating loss of $416.8 million in the second quarter of 2008.  Contract segment adjusted operating income decreased to $12.4 million, or 1.4% of sales, in the second quarter of 2009 compared to adjusted operating income of $47.2 million, or 4.2% of sales, in the second quarter of 2008.

Retail Segment Results

(in millions)	2Q 09	2Q 08	YTD 09	YTD 08
Sales	$776.2	$872.7	$1,760.3	$1,980.6
Same-store sales growth (over prior year period)	-11.6%		-12.3%
Gross profit margin	27.5%	27.7%	27.5%	28.2%
Adjusted operating loss/income margin	-0.3%	0.1%	1.3%	1.6%

OfficeMax Retail segment sales decreased 11.1% to $776.2 million in the second quarter of 2009 compared to the second quarter of 2008, reflecting a same-store sales decrease of 11.6% (a same-store sales decrease of 10.3% in local currencies), partially offset by sales from new stores.  Retail same-store sales for the second quarter of 2009 declined across all major product categories primarily due to weaker small business and consumer spending, unfavorable Mexican Peso exchange rates, and the Swine Influenza A/H1N1 epidemic in Mexico.

Retail segment gross margin decreased to 27.5% in the second quarter of 2009 from 27.7% in the second quarter of 2008, primarily due to deleveraging of fixed occupancy costs from the same-store sales decrease and new stores, which was partially offset by reduced inventory shrinkage and increased product margin.  Retail segment operating, selling & administrative expense as a percentage of sales was 27.8% in the second quarter of 2009 compared to 27.6% in the second quarter of 2008, and reflects deleveraging of fixed operating expenses from lower sales, partially offset by targeted cost controls including reduced payroll and lower store pre-opening expenses.  Retail segment operating loss was $23.3 million in the second quarter of 2009 compared to an operating loss of $480.7 million in the second quarter of 2008.  In the second quarter of 2009, the Retail segment recorded an adjusted operating loss of $2.0 million.  This compares to adjusted operating income of $0.8 million, or 0.1% of sales, in the second quarter of 2008.

OfficeMax ended the second quarter of 2009 with a total of 1,012 retail stores, consisting of 933 retail stores in the U.S. and 79 retail stores in Mexico.  During the second quarter of 2009, OfficeMax opened 5 retail stores in the U.S., and closed 11 stores in the U.S. and 2 in Mexico.  For the full year 2009, OfficeMax expects to open 12 retail stores, and to close up to 25 retail stores.

Corporate and Other Segment Results

The OfficeMax Corporate and Other segment includes support staff services and certain other expenses that are not fully allocated to the Retail and Contract segments.  Corporate and Other segment operating expense was $9.6 million in the second quarter of 2009.

Balance Sheet and Cash Flow

As of June 27, 2009, OfficeMax had total debt of $334.2 million, excluding $1,470.0 million of timber securitization notes, which have recourse limited to the timber installment notes receivable and related guarantees.  As of June 27, 2009, OfficeMax had $295.8 million in cash and cash equivalents, and $499.1 million in available (unused) borrowing capacity under its $700 million revolving credit facility.  The company’s unused borrowing capacity as of June 27, 2009 reflects an available borrowing base of $563.9 million, zero outstanding borrowings, and $64.8 million of standby letters of credit issued under the revolving credit facility.

During the first six months of 2009, OfficeMax generated $114.2 million of cash from operations which reflected good working capital management and includes $45.0 million from second quarter 2009 borrowings on company-owned life insurance policies (“COLI”).

Also during the second quarter of 2009, the company received $25.1 million in cash related to a tax escrow balance established in a prior period in connection with our legacy Voyageur Panel business sold in 2004, and $15.0 million of withdrawals from COLI.  OfficeMax invested $7.7 million for capital expenditures in the second quarter of 2009 compared to $42.7 million in the second quarter of 2008.  OfficeMax expects capital expenditures for full year 2009 to be in the range of $40 million to $50 million.

Outlook

July sales trends were in line with the second quarter in the Contract segment, but were lower than the second quarter in the Retail segment.  Given the projected weak economic climate and our anticipation of a soft Back-to-School season, OfficeMax remains very cautious in its expectations for the second half of 2009.  The company expects sales to decline in the second half of 2009 on a year-over-year basis due to the difficult economic environment.  As a result, OfficeMax expects continued deleveraging of costs and expenses for the remainder of 2009.

Mr. Duncan concluded, “As we enter Back-to-School season, our teams have been working together closely to ensure that we are offering our best assortment, have coordinated strong marketing programs, and are prudently managing inventory.  Looking forward, OfficeMax continues to be in a good competitive position as a leading provider of office supply products and services with a global reach in a very large, fragmented industry.  Although we anticipate the second half of 2009 will remain weak, we expect to maintain our solid financial condition and to generate cash flow from operations that will comfortably exceed capital expenditures for the full year.  We believe we have been successfully pursuing the right initiatives and improving our business to deliver growth and shareholder value over the long-term.”

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future.  Management believes that these forward-looking statements are reasonable.  However, the company cannot guarantee that future events will not impact the company’s access to cash or the funds available under its revolving credit facility, or that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them.  These statements are based on current expectations and speak only as of the date they are made.  The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.  Important factors regarding the company that may cause results to differ from expectations are included in the company’s Annual Report on Form 10-K for the year ended December 27, 2008, under Item 1A “Risk Factors”, and in the company’s other filings with the SEC.

Conference Call Information

OfficeMax will host a webcast and conference call with analysts and investors to review its second quarter 2009 financial results today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).  The live audio webcast of the conference call can be accessed via the Internet by visiting the OfficeMax website at http://investor.officemax.com.  The webcast will be archived and available online for one year following the call and will be posted on the “Presentations” page located within the “Investors” section of the OfficeMax website.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in both business-to-business office products solutions and retail office products.  The OfficeMax mission is simple. We help our customers do their best work.  The company provides office supplies and paper, in-store print and document services through OfficeMax ImPress®, technology products and solutions, and furniture to consumers and to large, medium and small businesses.  OfficeMax customers are served by over 30,000 associates through direct sales, catalogs, e-commerce and more than 1,000 stores.  To find the nearest OfficeMax, call 1-877-OFFICEMAX.  For more information, visit www.officemax.com.

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OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

(thousands)

	June 27,	December 27,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$295,839	$170,779
Receivables, net	506,524	566,846
Inventories	796,152	949,401
Deferred income taxes and receivables	196,129	105,140
Other current assets	61,584	62,850
Total current assets	1,856,228	1,855,016

Property and equipment:
Property and equipment	1,304,976	1,289,279
Accumulated depreciation	(839,178)	(798,551)
Property and equipment, net	465,798	490,728

Intangible assets, net	83,105	81,793
Timber notes receivable	899,250	899,250
Deferred income taxes	363,049	436,182
Other non-current assets	343,081	410,614

Total assets	$4,010,511	$4,173,583

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$45,484	$64,452
Income taxes payable	15,571	18,288
Accounts payable	605,257	755,797
Accrued liabilities and other	329,919	358,934
Total current liabilities	996,231	1,197,471

Long-term debt:
Long-term debt, less current portion	288,745	289,922
Timber notes securitized	1,470,000	1,470,000
Total long-term debt	1,758,745	1,759,922

Other long-term obligations:
Compensation and benefits	495,247	502,447
Other long-term liabilities	423,946	401,869
Total other long-term liabilities	919,193	904,316

Noncontrolling interest in joint venture	28,261	21,871

Shareholders’ equity:
Preferred stock	37,687	42,565
Common stock	190,724	189,943
Additional paid-in capital	923,858	925,328
Accumulated deficit	(604,659)	(600,095)
Accumulated other comprehensive loss	(239,529)	(267,738)
Total shareholders’ equity	308,081	290,003

Total liabilities and equity	$4,010,511	$4,173,583

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Quarter Ended
	June 27,	June 28,
	2009	2008

Sales	$1,657,878	$1,984,641
Cost of goods sold and occupancy costs	1,262,969	1,501,063
Gross profit	394,909	483,578

Operating expenses:
Operating and selling expenses	323,621	372,709
General and administrative expenses	70,455	70,994
Goodwill and other asset impairments (b)	—	935,340
Other operating expense (a)	28,296	7,100
Total operating expenses	422,372	1,386,143

Operating loss	(27,463)	(902,565)

Other income (expense):
Interest expense	(19,319)	(29,642)
Interest income (c)	15,115	21,682
Other income	213	88
	(3,991)	(7,872)

Loss before income taxes	(31,454)	(910,437)
Income tax benefit	13,726	16,320

Net loss attributable to OfficeMax and noncontrolling interest	(17,728)	(894,117)
Joint venture results attributable to noncontrolling interest	780	(103)

Net loss attributable to OfficeMax	(16,948)	(894,220)

Preferred dividends	(766)	(1,052)

Net loss available to OfficeMax common shareholders	$(17,714)	$(895,272)

Basic loss per common share	$(0.23)	$(11.79)

Diluted loss per common share	$(0.23)	$(11.79)

Weighted Average Shares
Basic	76,285	75,916
Diluted	76,285	75,916

(a) Second quarter of 2009 includes $21.3 million of charges in our Retail segment related to store closures as well as severance charges of $6.9 million in our Contract segment, principally related to U.S. and Canadian sales force reorganizations. In total, these charges reduced net income by $17.3 million, or $0.23 per diluted share.

Second quarter of 2008 includes a $10.2 million charge related to employee severance from the reorganization of Retail store management as well as a $3.1 million gain related to the sold legacy Voyageur Panel business. These items reduced net income by $4.3 million, or $0.06 per diluted share.

(b) Second quarter of 2008 includes a $935.3 million non-cash charge related to impairment of goodwill, tradenames and fixed assets. These charges are recorded by segment in the following manner: Contract $464.0 million and Retail $471.3 million. This item reduced net income by $909.3 million, or $11.98 per diluted share.

(c) Second quarter of 2009 includes $4.4 million of interest income related to a tax escrow balance established in a prior period in connection with our legacy Voyager Panel business sold in 2004. This item increased net income by $2.7 million, or $0.04 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Six Months Ended
	June 27,	June 28,
	2009	2008

Sales	$3,569,602	$4,287,562
Cost of goods sold and occupancy costs	2,709,131	3,216,156
Gross profit	860,471	1,071,406

Operating expenses:
Operating and selling expenses	682,301	797,098
General and administrative expenses	139,898	151,641
Goodwill and other asset impairments (b)	—	935,340
Other operating expense (a)	38,236	11,274
Total operating expenses	860,435	1,895,353

Operating income (loss)	36	(823,947)

Other income (expense):
Interest expense	(38,667)	(59,322)
Interest income (c)	25,577	43,581
Other income (d)	2,840	20,705
	(10,250)	4,964

Loss before income taxes	(10,214)	(818,983)
Income tax (expense) benefit	5,517	(10,935)

Net loss attributable to OfficeMax and noncontrolling interest	(4,697)	(829,918)
Joint venture results attributable to noncontrolling interest	1,669	(959)

Net loss attributable to OfficeMax	(3,028)	(830,877)

Preferred dividends	(1,538)	(2,027)

Net loss available to OfficeMax common shareholders	$(4,566)	$(832,904)

Basic loss per common share	$(0.06)	$(10.99)

Diluted loss per common share	$(0.06)	$(10.99)

Weighted Average Shares
Basic	76,207	75,781
Diluted	76,207	75,781

(a) The first six months of 2009 includes $31.2 million of charges in our Retail segment related to store closures as well as severance charges of $6.9 million in our Contract segment, principally related to U.S. and Canadian sales force reorganizations. In total, these charges reduced net income by $23.2 million, or $0.31 per diluted share.

The first six months of 2008 includes $12.0 million of charges related to employee severance from the reorganization of Retail store, field and Impress management as well as a $2.4 million charge related to the consolidation of the Contract segment’s manufacturing facilities in New Zealand. The first six months of 2008 also includes a $3.1 million gain related to the sold legacy Voyageur Panel business.  These items reduced net income by $7.0 million, or $0.09 per diluted share.

(b) The first six months of 2008 includes $935.3 million non-cash charges related to impairment of goodwill, tradenames and fixed assets. These charges are recorded by segment in the following manner: Contract $464.0 million and Retail $471.3 million. The charges reduced net income by $909.3 million or $11.98 per diluted share.

(c) The first six months of 2009 includes $4.4 million of interest income related to a tax escrow balance established in a prior period in connection with our legacy Voyager Panel business sold in 2004. This item increased net income by $2.7 million, or $0.04 per diluted share.

(d) Other income includes income related to the company’s investment in Boise Cascade, L.L.C. of $2.6 million and $20.5 million in 2009 and 2008, respectively. The large distribution in 2008 was primarily related to Boise’s sale of a majority interest in their paper and packaging and newsprint business. These items increased net income $1.6 million, or $0.02 per diluted share in 2009 and $12.5 million, or $0.16 per diluted share in 2008.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(thousands)

	Six Months Ended
	June 27,	June 28,
	2009	2008

Cash provided by operations:
Net loss attributable to OfficeMax and noncontrolling interest	$(4,697)	$(829,918)
Items in net income not using (providing) cash:
Depreciation and amortization	60,419	70,141
Non-cash impairment charges	—	935,340
Other	8,170	(2,725)
Changes other than from acquisitions of business:
Receivables and inventory	212,104	134,363
Accounts payable and accrued liabilities	(192,096)	(103,453)
Income taxes and other	30,307	(69,114)
Cash provided by operations	114,207	134,634

Cash provided by (used for) investment:
Expenditures for property and equipment	(18,591)	(75,962)
Other	40,761	9,284
Cash provided by (used for) investment	22,170	(66,678)

Cash used for financing:
Cash dividends paid	(1,662)	(22,884)
Changes in debt, net	(20,301)	(30,492)
Other	1,444	(11,328)
Cash used for financing	(20,519)	(64,704)

Effect of exchange rates on cash and cash equivalents	9,202	33
Increase in cash and cash equivalents	125,060	3,285
Cash and cash equivalents at beginning of period	170,779	152,637

Cash and cash equivalents at end of period	$295,839	$155,922

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	June 27, 2009			June 28, 2008
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted

Sales	$1,657.9	$—	$1,657.9	$1,984.6	$—	$1,984.6
Cost of goods sold and occupancy costs	1,263.0	—	1,263.0	1,501.0	—	1,501.0
Gross profit	394.9	—	394.9	483.6	—	483.6

Operating expenses:
Operating and selling expenses	323.6	—	323.6	372.7	—	372.7
General and administrative expenses	70.5	—	70.5	71.0		71.0
Goodwill and other asset impairments (b)	—	—	—	935.3	(935.3)	—
Other operating expense (a)	28.3	(28.3)	—	7.1	(7.1)	—
Total operating expenses	422.4	(28.3)	394.1	1,386.1	(942.4)	443.7

Operating income (loss)	(27.5)	28.3	0.8	(902.5)	942.4	39.9

Other income (expense):
Interest expense	(19.3)	—	(19.3)	(29.7)	—	(29.7)
Interest income (c)	15.1	(4.4)	10.7	21.7	—	21.7
Other, income	0.2		0.2	0.1		0.1
	(4.0)	(4.4)	(8.4)	(7.9)	—	(7.9)

Income (loss) before income taxes	(31.5)	23.9	(7.6)	(910.4)	942.4	32.0
Income tax (expense) benefit	13.8	(9.1)	4.7	16.3	(28.8)	(12.5)

Net income (loss) attributable to OfficeMax and noncontrolling interest	(17.7)	14.8	(2.9)	(894.1)	913.6	19.5
Joint venture results attributable to noncontrolling interest	0.8	(0.2)	0.6	(0.1)	—	(0.1)
Net income (loss) attributable to OfficeMax	(16.9)	14.6	(2.3)	(894.2)	913.6	19.4

Preferred dividends	(0.8)	—	(0.8)	(1.1)	—	(1.1)

Net income (loss) available to OfficeMax common shareholders	$(17.7)	$14.6	$(3.1)	$(895.3)	$913.6	$18.3

Basic income (loss) per common share	$(0.23)	$0.19	$(0.04)	$(11.79)	$12.03	$0.24

Diluted income (loss) per common share	$(0.23)	$0.19	$(0.04)	$(11.79)	$12.03	$0.24

Weighted Average Shares
Basic	76,285		76,285	75,916		75,916
Diluted	76,285		76,285	75,916		76,887

(a) Second quarter of 2009 includes $21.3 million of charges in our Retail segment related to store closures as well as severance charges of $6.9 million in our Contract segment, principally related to U.S. and Canadian sales force reorganizations. In total, these charges reduced net income by $17.3 million, or $0.23 per diluted share.

Second quarter of 2008 includes a $10.2 million charge related to employee severance from the reorganization of Retail store management as well as a $3.1 million gain related to the sold legacy Voyageur Panel business. These items reduced net income by $4.3 million, or $0.06 per diluted share.

(b) Second quarter of 2008 includes a $935.3 million non-cash charge related to impairment of goodwill, tradenames and fixed assets. These charges are recorded by segment in the following manner: Contract $464.0 million and Retail $471.3 million. This item reduced net income by $909.3 million, or $11.98 per diluted share.

(c) Second quarter of 2009 includes $4.4 million of interest income related to a tax escrow balance established in a prior period in connection with our legacy Voyager Panel business sold in 2004. This item increased net income by $2.7 million, or $0.04 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION

(unaudited)

(millions, except per-share amounts)

	Six Months Ended
	June 27, 2009			June 28, 2008
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted

Sales	$3,569.6	$—	$3,569.6	$4,287.6	$—	$4,287.6
Cost of goods sold and occupancy costs	2,709.1	—	2,709.1	$3,216.2	—	3,216.2
Gross profit	860.5	—	860.5	1,071.4	—	1,071.4

Operating expenses:
Operating and selling expenses	682.3	—	682.3	797.1	—	797.1
General and administrative expenses	139.9	—	139.9	151.6		151.6
Goodwill and other asset impairments (b)	—	—	—	935.3	(935.3)	—
Other operating expense (a)	38.2	(38.2)	—	11.3	(11.3)	—
Total operating expenses	860.4	(38.2)	822.2	1,895.3	(946.6)	948.7

Operating income (loss)	0.1	38.2	38.3	(823.9)	946.6	122.7

Other income (expense):
Interest expense	(38.6)	—	(38.6)	(59.3)	—	(59.3)
Interest income (c)	25.6	(4.4)	21.2	43.5	—	43.5
Other, income (d)	2.8	(2.6)	0.2	20.7	(20.5)	0.2
	(10.2)	(7.0)	(17.2)	4.9	(20.5)	(15.6)

Income (loss) before income taxes	(10.1)	31.2	21.1	(819.0)	926.1	107.1
Income tax (expense) benefit	5.5	(11.8)	(6.3)	(11.0)	(22.3)	(33.3)

Net income (loss) attributable to OfficeMax and noncontrolling interest	(4.6)	19.4	14.8	(830.0)	903.8	73.8
Joint venture results attributable to noncontrolling interest	1.6	(0.5)	1.1	(0.9)	—	(0.9)
Net income (loss) attributable to OfficeMax	(3.0)	18.9	15.9	(830.9)	903.8	72.9

Preferred dividends	(1.6)	—	(1.6)	(2.0)	—	(2.0)

Net income (loss) available to OfficeMax common shareholders	$(4.6)	$18.9	$14.3	$(832.9)	$903.8	$70.9

Basic income (loss) per common share	$(0.06)	$0.25	$0.19	$(10.99)	$11.93	$0.94

Diluted income (loss) per common share	$(0.06)	$0.25	$0.19	$(10.99)	$11.91	$0.92

Weighted Average Shares
Basic	76,207		76,207	75,781		75,781
Diluted	76,207		76,857	75,781		76,824

(a) The first six months of 2009 includes $31.2 million of charges in our Retail segment related to store closures as well as severance charges of $6.9 million in our Contract segment, principally related to U.S. and Canadian sales force reorganizations. In total, these charges reduced net income by $23.2 million, or $0.31 per diluted share.

The first six months of 2008 includes $12.0 million of charges related to employee severance from the reorganization of Retail store, field and Impress management as well as a $2.4 million charge related to the consolidation of the Contract segment's manufacturing facilities in New Zealand. The first six months of 2008 also includes a $3.1 million gain related to the sold legacy Voyageur Panel business.  These items reduced net income by $7.0 million, or $0.09 per diluted share.

(b) The first six months of 2008 includes $935.3 million non-cash charges related to impairment of goodwill, tradenames and fixed assets. These charges are recorded by segment in the following manner: Contract $464.0 million and Retail $471.3 million. The charges reduced net income by $909.3 million or $11.98 per diluted share.

(c) The first six months of 2009 includes $4.4 million of interest income related to a tax escrow balance established in a prior period in connection with our legacy Voyager Panel business sold in 2004. This item increased net income by $2.7 million, or $0.04 per diluted share.

(d) Other income includes income related to the company's investment in Boise Cascade, L.L.C. of $2.6 million and $20.5 million in 2009 and 2008, respectively. The large distribution in 2008 was primarily related to Boise's sale of a majority interest in their paper and packaging and newsprint business. These items increased net income $1.6 million, or $0.02 per diluted share in 2009 and $12.5 million, or $0.16 per diluted share in 2008.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONTRACT SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	June 27,		June 28,
	2009		2008

Sales	$881.7		$1,111.9
Cost of goods sold and occupancy costs	700.2		870.1
Gross profit	181.5	20.6%	241.8	21.7%

Operating expenses:
Operating expenses (a)	169.1	19.2%	194.6	17.5%
Goodwill and other asset impairments	—	0.0%	464.0	41.7%
Other operating expense	6.9	0.8%	—	0.0%
Total operating expenses	176.0	20.0%	658.6	59.2%

Operating income (loss)	$5.5	0.6%	$(416.8)	-37.5%

Non-GAAP Reconciliation
Operating income (loss)	$5.5	0.6%	$(416.8)	-37.5%
Goodwill and other asset impairments	—	0.0%	464.0	41.7%
Other operating expense	6.9	0.8%	—	0.0%
Adjusted operating income	$12.4	1.4%	$47.2	4.2%

	Six Months Ended
	June 27,		June 28,
	2009		2008

Sales	$1,809.3	100.0%	$2,307.0	100.0%
Cost of goods sold and occupancy costs	1,433.2		1,793.4
Gross profit	376.1	20.8%	513.6	22.3%

Operating and other expenses:
Operating expenses (a)	342.2	18.9%	404.4	17.6%
Goodwill and other asset impairments	—	0.0%	464.0	20.1%
Other operating, net	6.9	0.4%	2.4	0.1%
Total operating and other expenses	349.1	19.3%	870.8	37.8%

Operating income (loss)	$27.0	1.5%	$(357.2)	-15.5%

Non-GAAP Reconciliation
Operating income (loss)	$27.0	1.5%	$(357.2)	-15.5%
Goodwill and other asset impairments	—	0.0%	464.0	20.1%
Other operating, net	6.9	0.4%	2.4	0.1%
Adjusted operating income	$33.9	1.9%	$109.2	4.7%

(a) Operating expenses includes operating and selling expenses as well as general and administrative expenses.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

RETAIL SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	June 27,		June 28,
	2009		2008

Sales	$776.2		$872.7
Cost of goods sold and occupancy costs	562.8		630.9
Gross profit	213.4	27.5%	241.8	27.7%

Operating expenses:
Operating expenses (a)	215.4	27.8%	241.0	27.6%
Goodwill and other asset impairments	—	0.0%	471.3	54.0%
Other operating expense	21.3	2.7%	10.2	1.2%
Total operating expenses	236.7	30.5%	722.5	82.8%

Operating loss	$(23.3)	-3.0%	$(480.7)	-55.1%

Non-GAAP Reconciliation
Operating loss	$(23.3)	-3.0%	$(480.7)	-55.1%
Goodwill and other asset impairments	—	0.0%	471.3	54.0%
Other operating expense	21.3	2.7%	10.2	1.2%
Adjusted operating income (loss)	$(2.0)	-0.3%	$0.8	0.1%

	Six Months Ended
	June 27,		June 28,
	2009		2008

Sales	$1,760.3	100.0%	$1,980.6	100.0%
Cost of goods sold and occupancy costs	1,275.9		1,422.7
Gross profit	484.4	27.5%	557.9	28.2%

Operating and other expenses:
Operating expenses (a)	461.1	26.2%	525.8	26.6%
Goodwill and other asset impairments		0.0%	471.3	23.8%
Other operating, net	31.2	1.8%	12.0	0.6%
Total operating and other expenses	492.3	28.0%	1,009.1	51.0%

Operating loss	$(7.9)	-0.5%	$(451.2)	-22.8%

Non-GAAP Reconciliation
Operating loss	$(7.9)	-0.5%	$(451.2)	-22.8%
Goodwill and other asset impairments	—	0.0%	471.3	23.8%
Other operating, net	31.2	1.8%	12.0	0.6%
Adjusted operating income	$23.3	1.3%	$32.1	1.6%

(a) Operating expenses includes operating and selling expenses as well as general and administrative expenses.

Reconciliation of non-GAAP Measures to GAAP Measures

We evaluate our results of operations before certain costs including store closure, severance related items, asset impairments, income related to our investment in Boise Cascade, L.L.C. and interest income related to a tax escrow balance, as they are not indicative of our core operating activities.  We believe our presentation of financial measures before, or excluding, these items, which are non-GAAP measures, enhances our investors’ overall understanding of our recurring operational performance and provides useful information to both investors and management to evaluate the ongoing operations and prospects of OfficeMax by providing better comparisons.  Whenever we use non-GAAP financial measures, we designate these measures as “adjusted” and provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.  In the preceding tables, we reconcile our non-GAAP financial measures to our reported GAAP financial results for the second quarter and first six months of both 2009 and 2008.

Although we believe the non-GAAP financial measures enhance an investor’s understanding of our performance, our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  The non-GAAP financial measures we use may not be consistent with the presentation of similar companies in our industry.  However, we present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what we believe to be our ongoing business operations.